Exhibit 10.16

WAIVER AND FOURTH AMENDMENT AND AGREEMENT

TO

CONSIGNMENT AGREEMENT

This WAIVER AND FOURTH AMENDMENT AND AGREEMENT TO CONSIGNMENT AGREEMENT (this “Amendment’), dated as of October 19, 2021, is entered into by and among HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States with offices located at 452 Fifth Avenue, New York, New York 10018 (“HSBC”), QUALITY GOLD, INC., an Ohio corporation with a place of business at 500 Quality Boulevard, Fairfield, Ohio 45014 (“Quality Gold”), and MTM, INC., a Delaware corporation with a place of business at 115 West 30th Street, New York, New York 10001-4010 (“MTM” and, together with Quality Gold, collectively, the “Companies” and each, individually, a “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into a Consignment Agreement, dated as of December 20, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Consignment Agreement”), pursuant to which HSBC extended a consignment facility and a forward contract facility to the Companies:

WHEREAS, there have occurred certain Events of Default under the Consignment Agreement as a result of: (a) the dissolution of J&M Group Holdings Italy, LLC, an Ohio corporation; (b) the incurrence of Indebtedness by Quality Gold to Larry Mandel in the original principal amount of $6,974,762, as evidenced by a certain Promissory Note, dated July 1, 2021; (c) the incurrence of Indebtedness by MTM to Larry Mandel in the original principal amount of $3,267,293, as evidenced by a certain Promissory Note, dated July 1, 2021 (the “MTM Mandel Note”); (c) the incurrence of Indebtedness by Quality Gold to Jason Langhammer in the original principal amount of $3,487,381, as evidenced by a certain Promissory Note, dated July 1, 2021; (d) the incurrence of Indebtedness by Quality Gold to Michael Langhammer in the original principal amount of $3,487,381, as evidenced by a certain Promissory Note, dated July 1, 2021; (e) the guaranty by Quality Gold of the Indebtedness evidenced by the MTM Mandel Note; (f) the acquisition by Quality Gold of all of the issues and outstanding equity interests of MTM, resulting in MTM becoming a wholly-owned subsidiary of Quality Gold; and (g) breach of the Gold Consignment Limit for July, 2021 (collectively, the “Existing Defaults”):

WHEREAS, the Companies have requested, and HSBC has agreed, subject to the terms and conditions set forth this Agreement, to: (a) waive the Existing Defaults; and (b) modify certain provisions of the Consignment Agreement, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Defined Terms. All capitalized terms used herein without definition shall have the definitions assigned to them in the Consignment Agreement.

HIGHLY RESTRICTED

2.             Amendments to Consignment Agreement.

(a)           Effective as of the date hereof, the definition of “Guarantors” set forth in Paragraph 1.30 of the Consignment Agreement is hereby amended in its entirety to read as follows:

“1.30. “Guarantors” means Gold Limited Liability Company, a California limited liability company; Gold/Gold/Gold, Inc., a California corporation; LogoArt LLC, a Kentucky limited liability company; QGM, LLC, an Ohio limited liability company; QG Refining, LLC, an Ohio limited liability company; and J&M Group Holdings, Inc., a Delaware corporation.”

(b)           All necessary conforming changes to the Consignment Agreement occasioned by reason of this Amendment are hereby deemed to be made.

(c)          All references to the “Consignment Agreement” in the Consignment Agreement shall from and after the effective date hereof refer to the Consignment Agreement, as amended hereby.

3.             Waivers. The Companies acknowledge and agree that Events of Default have occurred under the Consignment Agreement as a result of the Existing Defaults. The Companies have requested HSBC to waive the Existing Defaults and, effective as of the date hereof, HSBC hereby waives such Existing Defaults. The Companies hereby acknowledge and agree that the waiver of the Existing Default is a one-time waiver for the Existing Defaults only. The Companies further acknowledge and agree that the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of HSBC under the Consignment Agreement or any of the other Transaction Documents, nor constitute or be construed or interpreted, directly or by implication, as a waiver of or an amendment or modification any other obligation of the Companies to HSBC under the Consignment Agreement or any of the other Transaction Documents.

4.             Representations and Warranties. As a material inducement to HSBC to enter into this Amendment, the Companies hereby represent and warrant to HSBC (which representations and warranties, unless made expressly and solely as of the date hereof, shall survive the execution of this Amendment) that:

(a)           The Companies have the requisite corporate power and authority to execute, deliver and perform this Amendment.

(b)           The execution, delivery and performance by the Companies of the terms and provisions of this Amendment have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of organization and by-laws of the Companies or any indenture, agreement or other instrument to which either of the Companies is a party, or by which either of the Companies is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or. except as may be provided by this Amendment. result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Companies pursuant to, any such indenture, agreement or other instrument.

HIGHLY RESTRICTED

(c)           This Amendment and all other agreements executed by the Companies in connection herewith have been duly executed and delivered by the Companies and constitute legal, valid and binding obligations of the Companies. enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.

(d)           Immediately after giving effect to the amendments and waivers set forth in this Amendment, no Event of Default as defined in Paragraph 9.1 of the Consignment Agreement, and no event which, with the passage of time or the giving of notice, o both. would become such an Event of Default, has occurred and is continuing.

(e)           The information included in any certification made by any Company regarding beneficial ownership required by the Beneficial Ownership Regulation (31 C.F.R. Sec. 1010.230), if applicable, is true and correct in all respects.

5.            Conditions Precedent. The effectiveness of this this Amendment is subject to the satisfaction (or waiver) of the following conditions precedent (in each case, in form and substance reasonably acceptable to HSBC):

(a)           The representations and warranties set forth in Consignment Agreement shall be true and correct on and as the date hereof

(b)           The Companies shall have delivered to HSBC fully executed copies of amendments to the BMO Consignment Agreement and the Credit Agreement, each in form and substance satisfactory to HSBC, regarding the amendments and waivers set forth herein, with such amendments and waivers to become effective concurrently with this Amendment.

(c)           The Companies shall have executed and delivered to HSBC, or caused to be executed and delivered to HSBC, upon the execution of this Amendment, all agreements required by HSBC for the purpose of securing payment and performance of the Companies’ obligations hereunder, together with any other documents required by the terms hereof or thereof, all of which shall at all times remain in full force and effect.

(d)           All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for HSBC.

(e)           Immediately after giving effect to the amendments and waivers set forth in this Amendment, no Event of Default, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

6.             Reaffirmation. Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed. The Companies and HSBC hereby acknowledge and agree that the Consignment Agreement, as amended hereby, is secured by the Security Documents. which are in all respects hereby ratified and affirmed.

7.             No Defenses. Each Company hereby represents and warrants to, and covenants with HSBC that, as of the date hereof, it has no defense, offset, counterclaim or right of recoupment of any kind of nature whatsoever against HSBC with respect to any of the Obligations or the Consignment Agreement, or any action previously taken or not taken by HSBC with respect thereto.

HIGHLY RESTRICTED

8.             Discharge and General Release. As of the date hereof, each Company hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against HSBC’s officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Consignment Agreement and the other Transaction Documents on or prior to the date hereof. In consideration of the HSBC’s willingness to enter into this Amendment, each Company hereby releases and forever discharges HSBC. HSBC’s predecessors, successors, assigns, officers, managers, directors, employees, agents attorneys, representatives, and affiliates (hereinafter all of the collectively referred to as the “Release Group”), from any and all known claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Company may have or claim to have against any of the Release Group in any way related to or connected with the Transaction Documents including the transactions contemplated by this Amendment.

9.             Fees and Expenses. The Companies covenant and agree to pay all out-of-pocket expenses, costs and charges incurred by HSBC (including reasonable and documented fees and disbursements of counsel) in connection with the preparation and implementation of this Amendment.

*The next page is a signature page*

HIGHLY RESTRICTED

IN WITNESS WHEREOF, the parties have executed this Waiver and Fourth Amendment and Agreement to Consignment Agreement as of the day and year first above written.

QUALITY GOLD, INC.

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	Chief Executive Officer

MTM, INC.

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Thomas A. Getty Jr.
Name:	Thomas A. Getty Jr. (19051)
Title:	Senior Vice President

[Signature Page to Waiver and Fourth Amendment and Agreement to Consignment Agreement]

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Guarantors of the above-described Consignment Agreement pursuant to the Guaranty Agreement of the undersigned dated December 20, 2018 in favor of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”), consents to the foregoing consent and amendment and reaffirms and ratifies the Guaranty Agreement and all agreements securing the Guaranty Agreement, all of which shall in all respects remain in full force and effect and each such Guarantor shall continue to guaranty any and all obligations, indebtedness and liabilities of QUALITY GOLD, INC., an Ohio corporation (“Quality Gold”), and MTM, INC., a Delaware corporation (“MTM”) (Quality Gold and MTM arc hereinafter collectively referred to as the “Companies”), to HSBC, including, without limitation, the indebtedness of the Companies to HSBC pursuant to the Consignment Agreement, as amended hereby.

GOLD LIMITED LIABILITY COMPANY

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	Chief Financial Officer

GOLD/GOLD/GOLD, INC.

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	Chief Financial Officer

LOGOART LLC

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	Member

QGM, LLC

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	Managing Member

[Signature Page to Waiver and Fourth Amendment and Agreement to Consignment Agreement]

HIGHLY RESTRICTED

QG REFINING, LLC

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	Manager

J & M GROUP HOLDINGS, INC.

By:	/s/ Michael Langhammer
Name:	Michael Langhammer
Title:	President

[Signature Page to Waiver and Fourth Amendment and Agreement to Consignment Agreement]

HIGHLY RESTRICTED